EXHIBIT 22.1



        SUBSIDIARIES OF NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC.
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                           NORTH GEORGIA NATIONAL BANK
                 (ORGANIZED UNDER THE LAWS OF THE UNITED STATES)



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